UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2013

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas 77002

(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code: (713) 830-2000

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 3, 2013, as further discussed in Item 2.03 below, Calpine Construction Finance Company, L.P. (“CCFC”), an indirect, wholly-owned subsidiary of Calpine Corporation (“Calpine”), entered into a credit agreement (the “Credit Agreement”) providing for a first lien senior secured term loan facility comprised of (i) a $900 million 7-year term loan B tranche (the “Term B-1 Loan”) and (ii) a $300 million 8.5-year term loan B tranche (the “Term B-2 Loan” and, together with the Term B-1 Loan, the “Term Loans”). The information in Item 2.03 below is hereby incorporated by reference in this Item 1.01.

Upon satisfaction or waiver of certain conditions, CCFC intends to draw the full amount of the Term Loans in a single drawing on the funding date which is anticipated to occur within 35 days of the date of the Credit Agreement. CCFC intends to utilize the proceeds received there from to redeem the entire $1.0 billion in principal amount of CCFC’s outstanding 8% Senior Secured Notes due 2016 at a redemption price equal to 104% (plus accrued and unpaid interest), to pay related transaction expenses and for corporate purposes as described in the Credit Agreement. On May 3, 2013, a notice of redemption was sent to the holders of the 8% Senior Secured Notes due 2016 and the redemption is expected to be consummated on June 3, 2013 at which time the new term loan facility is expected to be drawn.

ITEM 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

As disclosed above, on May 3, 2013, CCFC entered into the Credit Agreement with Goldman Sachs Lending Partners, LLC as administrative agent (the “Administrative Agent”) and as collateral agent, and the lenders party thereto. This summary of the material terms of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Once drawn, the Term Loans will bear interest, at CCFC’s option, at either (i) the Base Rate, equal to the higher of the Federal Funds Effective Rate plus 0.50% per annum or the Prime Rate (as such terms are defined in the Credit Agreement), plus an applicable margin of (a) 1.25% per annum with respect to the Term B-1 Loan and (b) 1.50% per annum with respect to the Term B-2 Loan, or (ii) LIBOR plus (a) 2.25% per annum with respect to the Term B-1 Loan and (b) 2.50% per annum with respect to the Term B-2 Loan (in each case subject to a LIBOR floor of 0.75%). The term loans were offered to investors at an issue price equal to 99.75%.

An aggregate amount equal to 0.25% of the aggregate principal amount of the Term Loans will be payable at the end of each quarter commencing in September 2013, with the remaining balance payable on the relevant maturity date (May 3, 2020 with respect to the Term B-1 Loan and January 31, 2022 with respect to the Term B-2 Loan). CCFC may elect from time to time to convert all or a portion of the Term Loans from LIBOR rate loans to Base Rate loans or vice versa. In addition, CCFC may at any time, and from time to time, prepay the Term Loans, in whole or in part, without premium or penalty, upon irrevocable notice to the Administrative Agent. Partial prepayments shall be in an aggregate principal amount of $1 million or a whole multiple of $1 million in excess thereof, provided that any prepayment shall be first applied to any portion of the Term Loans that is designated as Base Rate loans and then LIBOR rate loans.

CCFC may also reprice the Term Loans subject to approval from the Lenders (as defined in the Credit Agreement). If a repricing transaction that results in a prepayment occurs prior to November 3, 2013 for the Term B-1 Loan or prior to May 3, 2014 for the Term B-2 Loan, CCFC will pay the Administrative Agent fees consisting of a prepayment premium of 1% of the principal amount that is being refinanced. If a repricing transaction that results in an amendment of the Term Loans occurs prior to November 3, 2013 for the Term B-1 Loan or prior to May 3, 2014 for the Term B-2 Loan, CCFC will pay the Administrative Agent fees of 1% of the aggregate amount of the relevant Term Loans outstanding immediately prior to such repricing transaction. CCFC may elect to extend the maturity of any Term Loans, in whole or in part, subject to approval from those lenders (as defined in the Credit Agreement) holding such Term Loans.

Subject to certain qualifications and exceptions, the Credit Agreement will, among other things, limit CCFC’s ability and the ability of the guarantors of the Term Loans to:

•	incur or guarantee additional first lien indebtedness;

•	enter into sale and leaseback transactions;

•	create liens;

•	consummate certain asset sales;

•	make certain non-cash restricted payments; and

•	consolidate, merge or transfer all or substantially all of CCFC’s assets and the assets of CCFC’s restricted subsidiaries on a combined basis.

If a change of control triggering event occurs, CCFC shall notify the Administrative Agent in writing and shall make an offer to prepay the entire principal amount of the Term Loans outstanding at a price equal to 101% of the aggregate principal amount thereof (plus accrued and unpaid interest) within thirty (30) days after the date of such change of control triggering event.

In connection with the Term Loans, CCFC and its subsidiaries (subject to certain exceptions) have made certain representations and warranties and are required to comply with various affirmative and negative covenants. The Term Loans are subject to customary events of default included in financing transactions, including, among others, failure to make payments when due, certain defaults under other material indebtedness, breach of certain covenants, and involuntary or voluntary bankruptcy. If an event of default arises from certain events of bankruptcy or insolvency, all amounts outstanding under the Term Loans will become due and payable immediately without further action or notice. If other events of default arise (as defined in the Credit Agreement) and are continuing, the lenders holding more than 50% of the outstanding Term Loans may declare all the Term Loans outstanding to be due and payable immediately.

ITEM 7.01 - REGULATION FD DISCLOSURE

On May 3, 2013, Calpine announced the effectiveness of the Credit Agreement described in Item 2.03 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 herewith.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated May 3, 2013 among Calpine Construction Finance Company as borrower and the lenders party hereto, and Goldman Sachs Lending Partners, LLC (“GSLP”) as administrative agent and as collateral agent, CoBank ACB, ING Capital LLC., Royal Bank of Canada, and The Royal Bank of Scotland PLC as co-documentation agents, GSLP, Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce Fenner and Smith Incorporated and Union Bank, N.A., as joint lead arrangers, joint bookrunners and co-syndication agents, and the lenders party thereto.

99.1	Calpine Corporation Press Release dated May 3, 2013.*

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

By:	/s/ ZAMIR RAUF
Zamir Rauf
Executive Vice President and
Chief Financial Officer

Date: May 3, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated May 3, 2013 among Calpine Construction Finance Company as borrower and the lenders party hereto, and Goldman Sachs Lending Partners, LLC (“GSLP”) as administrative agent and as collateral agent, CoBank ACB, ING Capital LLC., Royal Bank of Canada, and The Royal Bank of Scotland PLC as co-documentation agents, GSLP, Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce Fenner and Smith Incorporated and Union Bank, N.A., as joint lead arrangers, joint bookrunners and co-syndication agents, and the lenders party thereto.

99.1	Calpine Corporation Press Release dated May 3, 2013.*

*	Furnished herewith.